VANGUARD FUNDS
                               MULTIPLE CLASS PLAN


I.       INTRODUCTION

         This Multiple Class Plan (the "Plan") describes four separate classes of shares that may be offered by investment company members of The Vanguard Group (collectively the "Funds," individually a "Fund"). The Plan explains the separate arrangements for each class, how expenses are allocated to each class, and the conversion features of each class. Each Fund may offer any one or more of the specified classes.

         The Plan has been approved by the Board of Directors of The Vanguard Group ("Vanguard"). In addition, the Plan has been adopted by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of each Fund. The classes of shares offered by each Fund are designated in Schedule A hereto, as such Schedule may be amended from time to time.


II.      SHARE CLASSES

         A Fund may offer any one or more of the following share classes:

                                    Investor Shares
                                    Admiral Shares
                                    Institutional Shares
                                    VIPER Shares

If a Fund has not previously issued separate classes of shares, all of its currently outstanding shares will be designated as Investor Shares. Currently outstanding shares of other Funds will continue to be designated as Investor Shares, Admiral Shares, Institutional Shares, or VIPER Shares as appropriate.


III.     DISTRIBUTION, AVAILABILITY AND ELIGIBILITY

         Distribution arrangements will be the same for all classes. Vanguard retains sole discretion in determining share class availability, and whether Fund shares shall be offered either directly or through certain financial intermediaries, or on certain financial intermediary platforms. Eligibility requirements for purchasing shares of each class will differ, as follows:

         A.       Investor Shares

                  Investor Shares will be available to investors who are not permitted to purchase other classes of shares, subject to the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Investor Shares will be substantially lower than the amount required for any other class of the Fund's shares.

         B.       Admiral Shares

                  Admiral Shares will be available to investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. These eligibility requirements may take into account: (i) the amount of an investment in the Fund; (ii) the length of time that a Fund account has been maintained; (iii) whether the investor has registered for on-line access to the Fund account through Vanguard's web site; or (iv) any other factors deemed appropriate by a Fund's Board of Trustees.

         C.       Institutional Shares

                  Institutional Shares will be available to investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Shares will be substantially higher than the amount required for any other class of the Fund's shares.

         D.       VIPER Shares

                  VIPER Shares will be available to investors that are (or who purchase through) Authorized DTC Participants, and who pay for their VIPER shares by depositing a prescribed basket of securities rather than paying cash. An Authorized DTC Participant is an institution, usually a broker-dealer, that is a participant in the Depository Trust Company (DTC) and that has executed a Participant Agreement with the Fund's distributor. Additional eligibility requirements may be specified in Schedule B hereto, as such Schedule may be amended from time to time.


IV.      SERVICE ARRANGEMENTS

         All share classes will receive a range of services provided by Vanguard on a per account basis. These "account-based" services may include transaction processing and shareholder recordkeeping, as well as the mailing of updated prospectuses, shareholder reports, tax statements, confirmation statements, quarterly portfolio summaries, and other items. It is expected that the aggregate amount of account-based services provided to

Investor Shares will materially exceed the amount of such services provided to any other class, due to the existence of many more accounts holding Investor Shares. In addition to this difference in the volume of services provided, arrangements will differ among the classes as follows:

         A.       Investor Shares

                  Investor Shares will receive the most basic level of service from Vanguard. In general, Investor Shares will be serviced through a pool of Vanguard client service representatives. Investor Shares held through an employee benefit plan may receive VISTA recordkeeping services from Vanguard.


         B.       Admiral Shares

                  Admiral Shares will receive a higher level of service from Vanguard as compared to Investor Shares. Special client service representatives will be assigned to service Admiral Shares, and holders of such shares from time to time may receive special mailings from Vanguard and unique additional services.

                  Admiral Shares generally are not eligible to receive VISTA recordkeeping services.

         C.       Institutional Shares

                  Institutional Shares will receive the highest level of service from Vanguard as compared to any other share classes. Special client service representatives will be assigned to service Institutional Shares, and most holders of such shares periodically will receive special updates from Vanguard's investment staff. Holders of Institutional Shares may receive unique additional services from Vanguard, and generally will be permitted to transact with Vanguard through the National Securities Clearing Corporation's FundSERV system and other special servicing platforms for institutional investors.

                  Institutional Shares generally are not eligible to receive VISTA recordkeeping services.

         D.       VIPER Shares

                  A Fund is expected to maintain only one shareholder of record for VIPER Shares--DTC or its nominee. Special client service representatives will be assigned to the DTC account, and all transactions on this account will be handled electronically. Due to the nature and purpose of the DTC account, VIPER Shares will not receive any special updates from Vanguard's investment staff.

                  VIPER Shares are not eligible to receive VISTA recordkeeping services.


V.       CONVERSION FEATURES

         A.       Voluntary Conversions

                           1. Conversion into Investor Shares. An investor may
                  convert Admiral Shares or Institutional Shares into Investor Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Investor Shares; and (ii) receives services consistent with Investor Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

                           2. Conversion into Admiral Shares. An investor may
                  convert Investor Shares or Institutional Shares into Admiral Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Admiral Shares; and (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

                           3. Conversion into Institutional Shares. An investor
                  may convert Investor Shares or Admiral Shares into Institutional Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Institutional Shares; and (ii) receives services consistent with Institutional Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

                           4. Conversion into VIPER Shares. An investor may
                  convert Investor Shares, Admiral Shares, or Institutional Shares into VIPER Shares (if available), provided that: (i) the shares to be converted are not held through an employee benefit plan; and (ii) following the conversion, the investor will hold VIPER Shares through a brokerage account. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order. Vanguard or the Fund may charge an administrative fee to process conversion transactions.

         B.       Automatic Conversions to Admiral Shares

         Vanguard may automatically convert Investor Shares into Admiral Shares (if available), provided that following the conversion the investor:
         (i) meets the then applicable eligibility requirements for Admiral Shares; and (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's conversion without the imposition of any charge. Such automatic conversions may occur on a periodic, or one-time basis. Automatic conversions may occur at different times due to the differing mechanisms through which an account is funded or meets the required investment minimum. Automatic conversions do not apply to certain types of accounts (e.g. accounts held through certain intermediaries, or other accounts as may be excluded by Vanguard management), or to accounts that are eligible for Admiral Shares as a result of tenure in a Fund.


         C.       Involuntary Conversions and Cash Outs

                           1. Cash Outs. If an investor in any class of shares
                  no longer meets the eligibility requirements for such shares, the Fund may cash out the investor's remaining account balance. Any such cash out will be preceded by written notice to the investor and will be subject to the Fund's normal redemption fees, if any.

                           2. Conversion of Admiral Shares. If an investor no
                  longer meets the eligibility requirements for Admiral Shares, the Fund may convert the investor's Admiral Shares into Investor Shares (if available). Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

                           3. Conversion of Institutional Shares. If an investor
                  no longer meets the eligibility requirements for Institutional Shares, the Fund may convert the investor's Institutional Shares into Admiral Shares (or into Investor Shares if the investor does not meet the eligibility requirements for Admiral Shares). Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

VI.      EXPENSE ALLOCATION AMONG CLASSES

         A.       Background

                  Vanguard is a jointly-owned subsidiary of the Funds. Vanguard provides the Funds, on an at-cost basis, virtually all of their corporate management, administrative and distribution services. Vanguard also may provide investment advisory services on an at-cost basis to the Funds. Vanguard was established and operates pursuant to a Funds' Service Agreement between itself and the Funds (the "Agreement"), and pursuant to certain exemptive orders granted by the U.S. Securities and Exchange Commission ("Exemptive Orders"). Vanguard's direct and indirect expenses of providing corporate management, administrative and distribution services to the Funds are allocated among such funds in accordance with methods specified in the Agreement.

         B.       Class Specific Expenses

                           1. Expenses for Account-Based Services. Expenses
                  associated with Vanguard's provision of account-based services to the Funds will be allocated among the share classes of each Fund on the basis of the amount incurred by each such class as follows:

                                    (a) Account maintenance expenses. Expenses
                           associated with the maintenance of investor accounts will be proportionately allocated among the Funds' share classes based upon a monthly determination of the costs to service each class of shares. Factors considered in this determination are (i) the percentage of total shareholder accounts represented by each class; (ii) the percentage of total account transactions performed by Vanguard for each class; and (iii) the percentage of new accounts opened for each class.

                                    (b) Expenses of special servicing
                           arrangements. Expenses relating to any special servicing arrangements for a specific class will be proportionally allocated among the eligible Funds' share classes primarily based on their percentage of total shareholder accounts receiving the special servicing arrangements.

                                    (c) Literature production and mailing
                           expenses. Expenses associated with shareholder reports, proxy materials and other literature will be allocated among the Funds' share classes based upon the number of such items produced and mailed for each class.

                           2. Other Class Specific Expenses. Expenses for the
                  primary benefit of a particular share class will be allocated to that share class. Such expenses would include any legal fees attributable to a particular class.

         C.       Fund-Wide Expenses

                           1. Marketing and Distribution Expenses. Expenses
                  associated with Vanguard's marketing and distribution activities will be allocated among the Funds and their separate share classes according to the "Vanguard Modified Formula," with each share class treated as if it were a separate Fund. The Vanguard Modified Formula, which is set forth in the Agreement and in certain of the SEC Exemptive Orders, has been deemed an appropriate allocation methodology by each Fund's Board of Trustees under paragraph (c)(1)(v) of Rule 18f-3 under the Investment Company Act of 1940.

                           2. Asset Management Expenses. Expenses associated
                  with management of a Fund's assets (including all advisory, tax preparation and custody fees) will be allocated among the Fund's share classes on the basis of their relative net assets.

                           3. Other Fund Expenses. Any other Fund expenses not
                  described above will be allocated among the share classes on the basis of their relative net assets.


VII.     ALLOCATION OF INCOME, GAINS AND LOSSES

         Income, gains and losses will be allocated among the Fund's share classes on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day and at the same time.


VIII.    VOTING AND OTHER RIGHTS

         Each share class will have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (iii) in all other respects the same rights, obligations and privileges as each other, except as described in the Plan.

IX.      AMENDMENTS

         All material amendments to the Plan must be approved by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of the Fund. In addition, any material amendment to the Plan must be approved by the Board of Directors of Vanguard.




Original Board Approval: July 21, 2000
Last Approved by Board: May 20, 2005

                                   SCHEDULE A
                                       to
                       VANGUARD FUNDS MULTIPLE CLASS PLAN

------------------------------------------------------------------------------------------------------------------------------------
Vanguard Fund                                        Share Classes Authorized
------------------------------------------------------------------------------------------------------------------------------------


Vanguard Admiral Funds
o        Admiral Treasury Money Market Fund          Investor

Vanguard Balanced Index Fund                         Investor, Admiral, Institutional

Vanguard Bond Index Funds
o        Short-Term Bond Index Fund                  Investor, Admiral
o        Intermediate-Term Bond Index Fund           Investor, Admiral, Institutional
o        Long-Term Bond Index Fund                   Investor, Institutional
o        Total Bond Market Index Fund                Investor, Admiral, Institutional

Vanguard California Tax-Exempt Funds
o        Tax-Exempt Money Market Fund                Investor
o        Intermediate-Term Tax-Exempt Fund           Investor, Admiral
o        Long-Term Tax-Exempt Fund                   Investor, Admiral

Vanguard Chester Funds
o        PRIMECAP Fund                               Investor, Admiral
o        Vanguard Target Retirement Income Fund      Investor
o        Vanguard Target Retirement 2005 Fund        Investor
o        Vanguard Target Retirement 2015 Fund        Investor
o        Vanguard Target Retirement 2025 Fund        Investor
o        Vanguard Target Retirement 2035 Fund        Investor
o        Vanguard Target Retirement 2045 Fund        Investor

Vanguard Convertible Securities Fund                 Investor

Vanguard Explorer Fund                               Investor, Admiral

Vanguard Fenway Funds
o        Equity Income Fund                          Investor, Admiral
o        Growth Equity Fund                          Investor
o        PRIMECAP Core Fund                          Investor



------------------------------------------------------------------------------------------------------------------------------------
Vanguard Fund                                        Share Classes Authorized
------------------------------------------------------------------------------------------------------------------------------------

Vanguard Fixed Income Securities Funds
o        Short-Term Treasury Fund                    Investor, Admiral
o        Short-Term Federal Fund                     Investor, Admiral
o        Short-Term Investment Grade Fund            Investor, Admiral, Institutional
o        Intermediate-Term Treasury Fund             Investor, Admiral
o        Intermediate-Term Investment Grade Fund     Investor, Admiral
o        GNMA Fund                                   Investor, Admiral
o        Long-Term Treasury  Fund                    Investor, Admiral
o        Long-Term Investment Grade Fund             Investor, Admiral
o        High Yield Corporate Fund                   Investor, Admiral,
o        Inflation-Protected Securities Fund         Investor, Admiral, Institutional

Vanguard Florida Tax-Exempt Fund                     Investor, Admiral

Vanguard Horizon Funds
o        Capital Opportunity Fund                    Investor, Admiral
o        Global Equity Fund                          Investor
o        Strategic Equity Fund                       Investor
o        Strategic Small-Cap Equity Fund             Investor

Vanguard Index Funds
o        500 Index Fund                              Investor, Admiral
o        Extended Market Index Fund                  Investor, Admiral, Institutional, VIPER
o        Growth Index Fund                           Investor, Admiral, Institutional, VIPER
o        Large-Cap Index Fund                        Investor, Admiral, Institutional, VIPER
o        Mid-Cap Index Fund                          Investor, Admiral, Institutional, VIPER
o        Small-Cap Growth Index Fund                 Investor, Institutional, VIPER
o        Small-Cap Index Fund                        Investor, Admiral, Institutional, VIPER
o        Small-Cap Value Index Fund                  Investor, Institutional, VIPER
o        Total Stock Market Index Fund               Investor, Admiral, Institutional, VIPER
o        Value Index Fund                            Investor, Admiral, Institutional, VIPER

Vanguard International Equity Index Funds
o        Emerging Markets Stock Index Fund           Investor, Institutional, VIPER
o        European Stock Index Fund                   Investor, Admiral, Institutional, VIPER
o        Pacific Stock Index Fund                    Investor, Admiral, Institutional, VIPER

Vanguard Malvern Funds
o        Asset Allocation Fund                       Investor, Admiral
o        Capital Value Fund                          Investor
o        U.S. Value Fund                             Investor

Vanguard Massachusetts Tax-Exempt Fund               Investor

Vanguard Money Market Reserves
o        Prime Money Market Fund                     Investor, Institutional
o        Federal Money Market Fund                   Investor



------------------------------------------------------------------------------------------------------------------------------------
Vanguard Fund                                        Share Classes Authorized
------------------------------------------------------------------------------------------------------------------------------------

Vanguard Morgan Growth Fund                          Investor, Admiral

Vanguard Municipal Bond Funds
o        Tax-Exempt Money Market Fund                Investor
o        Short-Term Tax-Exempt Fund                  Investor, Admiral
o        Limited-Term Tax-Exempt Fund                Investor, Admiral
o        Intermediate-Term Tax-Exempt Fund           Investor, Admiral
o        Insured Long-Term Tax-Exempt Fund           Investor, Admiral
o        Long-Term Tax-Exempt Fund                   Investor, Admiral
o        High Yield Tax-Exempt Fund                  Investor, Admiral

Vanguard New Jersey Tax-Exempt Funds
o        Tax-Exempt Money Market Fund                Investor
o        Long-Term Tax-Exempt Fund                   Investor, Admiral

Vanguard New York Tax-Exempt Funds
o        Tax-Exempt Money Market Fund                Investor
o        Long-Term Tax-Exempt Fund                   Investor, Admiral

Vanguard Ohio Tax-Exempt Funds
o        Tax-Exempt Money Market Fund                Investor
o        Long-Term Tax-Exempt Fund                   Investor

Vanguard Pennsylvania Tax-Exempt Funds
o        Tax-Exempt Money Market  Fund               Investor
o        Long-Term Tax-Exempt Fund                   Investor, Admiral

Vanguard Quantitative Funds
o        Growth and Income Fund                      Investor, Admiral

Vanguard Specialized Funds
o        Energy Fund                                 Investor, Admiral
o        Precious Metals Fund                        Investor
o        Health Care Fund                            Investor, Admiral
o        Dividend Growth Fund                        Investor
o        REIT Index Fund                             Investor, Admiral, Institutional, VIPERS
o        Dividend Appreciation Index Fund            Investor, VIPERS

Vanguard Tax-Managed Funds
o        Tax-Managed Balanced Fund                   Investor
o        Tax-Managed Capital Appreciation Fund       Investor, Admiral, Institutional
o        Tax-Managed Growth and Income Fund          Investor, Admiral, Institutional
o        Tax-Managed International Fund              Investor, Institutional
o        Tax-Managed Small-Cap Fund                  Investor, Institutional

Vanguard Treasury Funds
o        Treasury Money Market Fund                  Investor


------------------------------------------------------------------------------------------------------------------------------------
Vanguard Fund                                        Share Classes Authorized
------------------------------------------------------------------------------------------------------------------------------------

Vanguard Trustees' Equity Fund
o        International Value Fund                    Investor

Vanguard Wellesley Income Fund                       Investor, Admiral

Vanguard Wellington Fund                             Investor, Admiral

Vanguard Whitehall Funds
o        Selected Value Fund                         Investor
o        Mid-Cap Growth Fund                         Investor
o        International Explorer Fund                 Investor

Vanguard Windsor Funds
o        Windsor Fund                                Investor, Admiral
o        Windsor II                                  Investor, Admiral

Vanguard World Funds
o        U.S. Growth Fund                            Investor, Admiral
o        International Growth Fund                   Investor, Admiral
o        Calvert Social Index Fund                   Investor, Institutional
o        Consumer Discretionary Index Fund           Admiral, VIPER
o        Consumer Staples Index Fund                 Admiral, VIPER
o        Energy Index Fund                           Admiral, VIPER
o        Financial Index Fund                        Admiral, VIPER
o        Health Care Index Fund                      Admiral, VIPER
o        Industrial Index Fund                       Admiral, VIPER
o        Information Technology Index Fund           Admiral, VIPER
o        Materials Index Fund                        Admiral, VIPER
o        Telecommunication Services Index Fund       Admiral, VIPER
o        Utilities Index Fund                        Admiral, VIPER

                                      A-4



------------------------------------------------------------------------------------------------------------------------------------
Vanguard Fund                                        Share Classes Authorized
------------------------------------------------------------------------------------------------------------------------------------

Vanguard Variable Insurance Funds
o        Balanced Portfolio                          Investor
o        Diversified Value Portfolio                 Investor
o        Equity Income Portfolio                     Investor
o        Equity Index Portfolio                      Investor
o        Growth Portfolio                            Investor
o        Total Bond Market Index Portfolio           Investor
o        High Yield Bond Portfolio                   Investor
o        International Portfolio                     Investor
o        Mid-Cap Index Portfolio                     Investor
o        Money Market Portfolio                      Investor
o        REIT Index Portfolio                        Investor
o        Short-Term Investment Grade Portfolio       Investor
o        Small Company Growth Portfolio              Investor
o        Capital Growth Portfolio                    Investor
o        Total Stock Market Index Portfolio          Investor




Original Board Approval: July 21, 2000
Last Approved by Board: January 20, 2006

                                   SCHEDULE B
                                       to
                       VANGUARD FUNDS MULTIPLE CLASS PLAN


Investor Shares - Eligibility Requirements

Investor Shares generally require a minimum initial investment and ongoing account balance of $3,000. Particular Vanguard Funds may, from time to time, establish higher or lower minimum amounts for Investor Shares. Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors.

Admiral Shares - Eligibility Requirements

Admiral Shares generally require a minimum initial investment and ongoing account balance of $100,000. However, Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors. Admiral Share class eligibility also is subject to the following special rules:

o Account Tenure - The minimum amount for Admiral Shares is $50,000 if the investor has maintained an account in the applicable Fund for 10 years, subject to administrative policies developed by Vanguard to exclude costly accounts. For these purposes, a Fund may, in appropriate cases, count periods during which an investor maintained an account in the Fund through a financial intermediary. To take advantage of the tenure rule, an investor generally must be registered for on-line access to their Fund account through Vanguard.com, or otherwise transact with Vanguard on a similarly cost-effective basis.

o Financial Intermediaries -Admiral Shares are not available to financial intermediaries who would meet eligibility requirements by aggregating the holdings of underlying investors within an omnibus account. However, a financial intermediary may hold Admiral Shares in an omnibus account if:

                  (1) each underlying investor in the omnibus account individually meets the $100,000 minimum amount or the tenure rule described above; and

                  (2) the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the $100,000 minimum amount or the tenure rule described above; or

                  (3)  a   sub-accounting   arrangement   between   Vanguard
                       and  the   financial intermediary for the omnibus account
                       allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.

o VISTA - Admiral Shares are not available to participants in employee benefit plans that use Vanguard's VISTA system for plan recordkeeping.

o Certain Retirement Plans - Admiral Shares are not available to 403(b)(7) custodial accounts and SIMPLE IRAs held directly with Vanguard, and other Vanguard Retirement Plans receiving special administrative services from Vanguard.

o Asset Allocation Fund -- Admiral Shares of Asset Allocation Fund are not available to certain institutional clients who receive no special recordkeeping services from Vanguard.

o Account Aggregation -- Vanguard clients may hold Admiral Shares by aggregating up to three separate accounts within the same Vanguard Fund, provided that the total balance of the aggregated accounts in the Fund is at least $1 million. For purposes of this rule, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts. The aggregation rule does not apply to clients receiving special recordkeeping or sub-accounting services from Vanguard, nor does it apply to nondiscretionary omnibus accounts maintained by financial intermediaries.

o Accumulation Period -- Accounts funded through regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Admiral Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Admiral Shares within a limited period of time (generally 90 days).

o Asset Allocation Models -- Vanguard clients with defined asset allocation models whose assets meet eligibility requirements may qualify for Admiral Shares if such models comply with policies and procedures that have been approved by Vanguard management.



Institutional Shares - Eligibility Requirements

Institutional Shares generally require a minimum initial investment and ongoing account balance of $5,000,000. However, Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors. Institutional Share class eligibility also is subject to the following special rules:

     o Vanguard Short-Term Investment Grade Fund - $50,000,000 minimum amount for Institutional Shares

     o Vanguard Long-Term Bond Index Fund -- $25,000,000 minimum amount for Institutional Shares
     o Vanguard Intermediate-Term Bond Index Fund -- $25,000,000 minimum amount for Institutional Shares
     o Financial Intermediaries - Institutional Shares are not available to financial intermediaries who would meet the eligibility requirements by aggregating the holdings of underlying investors. However, a financial intermediary may hold Institutional Shares in an omnibus account if:

                  (1)  each   underlying   investor  in  the  omnibus  account
                       individually meets the investment minimum amount or the tenure rule described above; and

                  (2) the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount or the tenure rule described above; or

                  (3) a sub-accounting arrangement between Vanguard and the financial intermediary for the omnibus account allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.

     o VISTA - Institutional Shares are not available to participants in employee benefit plans that use Vanguard's VISTA system for plan recordkeeping, unless Vanguard management determines that a plan sponsor's aggregate assets within the Vanguard Funds will likely generate substantial economies in the servicing of their accounts.

     o Account Aggregation-- Vanguard clients may hold Institutional Shares by aggregating up to three separate accounts within the same Vanguard Fund, provided that the total balance of the aggregated accounts in the Fund is at least $5 million ($50 million for Short-Term Corporate
          Fund). For purposes of this rule, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts. The aggregation rule does not apply to clients receiving special recordkeeping or sub-accounting services from Vanguard, nor does it apply to nondiscretionary omnibus accounts maintained by financial intermediaries.

     o Accumulation Period -- Accounts funded through regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Institutional Shares within a limited period of time (generally 90 days).

     o Asset Allocation Models -- Vanguard clients with defined asset allocation models whose assets meet eligibility requirements may qualify for Institutional Shares if such models comply with policies and procedures that have been approved by Vanguard management.

VIPER Shares - Eligibility Requirements

The eligibility requirements for VIPER Shares will be set forth in the Fund's Registration Statement. To be eligible to purchase VIPER Shares directly from a Fund, an investor must be (or must purchase through) an Authorized DTC Participant, as defined in Paragraph III.D of the Multiple Class Plan. Investors purchasing VIPER Shares from a Fund must purchase a minimum number of shares, known as a Creation Unit. The number of VIPER Shares in a Creation Unit may vary from Fund to Fund, and will be set forth in the relevant prospectus. The value of a

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Fund's Creation Unit will vary with the net asset value of the Fund's VIPER
Shares, but is expected to be several million dollars. An eligible investor generally must purchase a Creation Unit by depositing a prescribed basket of securities with the Fund, rather than paying cash.



Original Board Approval: July 21, 2000
Last Approved by Board: March 17, 2006



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